July 30, 2024

STRICTLY CONFIDENTIAL

Unit J, 19/F, World Tech Centre
95 How Ming Street
Kwun Tong
Kowloon, Hong Kong

Attn: Li Siu Lun Allan, Chief Executive Officer and Chairman of the Board of Directors

Dear Mr. Li:

Reference is made to that certain engagement agreement (the "Engagement Agreement") dated as of June 11, 2024, by and between Fenbo Holdings Limited (the "Company") and Rodman & Renshaw LLC ("Rodman"). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Letter.

The parties have agreed to amend the terms of the Engagement Agreement on the terms set forth herein in connection with the F-1 Offering (as defined below) only.

1. The following shall be added to the end of Section A.2 of the Engagement Agreement:

   "provided, however, that the Rodman Warrants to be issued in the offering pursuant to the registration statement on Form F-1 (File No. 333-281022) (the "F-1 Offering") filed with the Securities and Exchange Commission shall be equal to 5% of the aggregate number of shares of common stock (or common stock equivalents, if applicable) placed in the F-1 Offering."

2. Subsections (a) and (b) of Section A.3 of the Engagement Agreement shall be removed in their entirety.

3. The penultimate sentence of Section D.3 of the Engagement Agreement shall be removed in its entirety.

This letter shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. This letter may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date indicated above.

Very truly yours,

RODMAN & RENSHAW LLC

By: ______________________________
Name: David W. Dinkin
Title: President

Accepted and Agreed:

FENBO HOLDINGS LIMITED

By: ______________________________
Name:
Title:

In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date indicated above.

Very truly yours,

RODMAN & RENSHAW LLC

By: ______________________________

Name:

Title:

Accepted and Agreed:

FENBO HOLDINGS LIMITED

By: ______________________________

Name: Li Siu Lun Allan

Title: Chief Executive Officer and Chairman of the Board of Directors